UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 22, 2017

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2929 Seventh Street, Suite 100

Berkeley, CA 94710-2753

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On February 22, 2017, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Dynavax Technologies Corporation (the “Company”), approved 2017 retention and annual equity awards for the Company’s named executive officers (“executive officers”), which are detailed below. In addition, the Compensation Committee determined that the executive officers would receive no 2017 salary increase and no bonus awards for 2016.

Retention Equity Grants

On February 22, 2017, the Compensation Committee of the Company approved the following equity awards consisting of restricted stock units (“RSUs”) for the Company’s executive officers, as follows (the “Initial Retention Grants”):

Name	RSUs
Eddie Gray Chief Executive Officer	150,000
Michael Ostrach Senior Vice President and Chief Financial Officer	99,609
Robert Coffman, Ph.D. Senior Vice President and Chief Scientific Officer	109,405
Robert Janssen Chief Medical Officer and Vice President, Clinical Development	93,750
David Novack Senior Vice President, Operations and Quality	90,527

The Initial Retention Grants were made pursuant to the Company’s Amended and Restated 2011 Equity Incentive Plan and related grant documentation (collectively, the “2011 Plan”), previously filed with the Securities and Exchange Commission. Subject to each individual’s continuous service, 50% of the RSUs subject to each Initial Retention Grant will vest on February 22, 2018 and the remainder will vest on February 22, 2019.

Additionally, subject to stockholder approval of an amendment of the 2011 Plan to increase the authorized shares available thereunder, the Compensation Committee approved for grant as of June 1, 2017 the remainder of the retention grants consisting of the number of RSUs for each individual as set forth in the table above or, at the election of the individual, stock options in the amount of 1.35 times the number of RSUs set forth in the table. If an individual does not make an election, the grant will be delivered as a RSU (the “Contingent Retention Grants”). Subject to each individual’s continuous service, 50% of the RSUs subject to each Contingent Retention Grant will vest on June 1, 2018 and the remainder will vest on June 1, 2019.

Annual Equity Grants

Also on February 22, 2017, the Compensation Committee approved the following equity awards consisting of RSUs for the Company’s executive officers, as follows (the “Annual Grants”):

Name	RSUs
Eddie Gray Chief Executive Officer	111,000
Michael Ostrach Senior Vice President and Chief Financial Officer	25,500
Robert Coffman, Ph.D. Senior Vice President and Chief Scientific Officer	25,500
Robert Janssen Chief Medical Officer and Vice President, Clinical Development	25,500
David Novack Senior Vice President, Operations and Quality	25,500

The Annual Grants were made pursuant to the Company’s 2011 Plan. Subject to each individual’s continuous service, one-third of the RSUs subject to each Annual Grant will vest on February 22, 2018, one third will vest on February 22, 2019 and the remainder will vest on February 22, 2020.

Additionally, subject to the determination by the Compensation Committee of the grant date and performance criteria for the respective executive officers, the Compensation Committee approved the following performance-based awards consisting of RSUs for the Company’s executive officers (the “Annual Performance Grants”):

Name	RSUs
Eddie Gray Chief Executive Officer	27,750
Michael Ostrach Senior Vice President and Chief Financial Officer	6,375
Robert Coffman, Ph.D. Senior Vice President and Chief Scientific Officer	6,375
Robert Janssen Chief Medical Officer and Vice President, Clinical Development	6,375
David Novack Senior Vice President, Operations and Quality	6,375

The foregoing description of the Initial Retention Grants, Contingent Retention Grants, Annual Grants and Annual Performance Grants are qualified in their entirety by reference to the terms of the 2011 Plan, as may be amended from time to time, and each executive’s grant documentation.

Item 8.01.    Other Events

On February 28, 2017, Dynavax issued a press release titled “Dynavax Announces FDA Acceptance for Review of its Complete Response to November 2016 CRL and PDUFA Action Date for HEPLISAV-B™.”  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits. The following exhibit is filed herewith:

99.1 Press Release, dated February 28, 2017, titled “Dynavax Announces FDA Acceptance for Review of its Complete Response to November 2016 CRL and PDUFA Action Date for HEPLISAV-B™”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation
Date: February 28, 2017	By:	/s/ MICHAEL OSTRACH
Michael Ostrach
Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

EX-99.1	Press Release, dated February 28, 2017, titled “Dynavax Announces FDA Acceptance for Review of its Complete Response to November 2016 CRL and PDUFA Action Date for HEPLISAV-B™”